 Pagaya Reports Third Quarter and Nine Months Ended 2025 Results ● Raises full-year guidance for Total Revenue, Adjusted EBITDA, and GAAP Net Income ● Record performance across all key metrics: ○ $23 million GAAP Net income; up $90 million YoY ○ $107 million Adjusted EBITDA; up 91% YoY ○ $350 million Total revenue and other income; up 36% YoY ○ $2.8 billion Network volume; up 19% YoY New York, NY and Tel Aviv, Israel – November 10, 2025 – Pagaya Technologies Ltd. (NASDAQ: PGY) (“Pagaya”, the “Company” or “we”), a global technology company delivering artificial intelligence infrastructure for the financial ecosystem, today announced financial results for the third quarter and nine months ended 2025. For additional information, view Pagaya's third quarter 2025 letter to shareholders here. “Our results demonstrate another quarter of prudent underwriting and consistent execution across our network as we raise full-year guidance for the third consecutive quarter. Our pipeline has never been stronger as lenders across asset classes recognize the unique and powerful value proposition the Pagaya network provides. With our partners, we are committed to bridging Main Street and Wall Street for the long run,” said Gal Krubiner CEO & Co-Founder. Third Quarter 2025 Highlights and Other Milestones All comparisons are made versus the same period in 2024 and on a year-over-year basis unless otherwise stated. ● Record GAAP net income attributable to Pagaya shareholders of $23 million (compared to outlook of $10 million to $20 million) increased by $90 million year-over-year, driven primarily by revenue growth, lower expenses, and normalized impairments. ● Record network volume of $2.8 billion (compared to outlook of $2.75 to $2.95 billion) increased by 19% year-over-year, driven by growth in our Auto and Point-of-Sale verticals and maintaining our focus on prudent underwriting. ● Record total revenue and other income of $350 million (compared to outlook of $330 million to $350 million) increased by 36% year-over-year. ● Record revenue from fees less production costs (“FRLPC”) of $139 million increased by 39% year-over-year, driven by improved economics in Personal Loan and Auto verticals. ● Record adjusted EBITDA of $107 million (compared to guidance of $90 million to $100 million) increased by $51 million compared to the prior year period, benefiting from growth in FRLPC and operating leverage as the business scales. ● Adjusted net income of $93 million, which excludes the impact of non-cash items such as share-based compensation expense. ● Raised $500 million in corporate debt, rated by all three major credit rating agencies, an external validation of our strategy and step function change in funding costs. ● Expanded Revolving Credit Facility to $132 million with top-tier banks, lowering the interest rate by nearly 35%, bringing the cost of substantially all of Pagaya’s corporate debt to or below the Company’s high-yield bond coupon of 8.875%.

 ● Partnered with One William Street Capital Management (“OWS”) through the sale of the residual certificates in the November AAA-rated Auto ABS securitization, supporting continued build-out of Pagaya’s auto platform and improving capital efficiency. ● Announced inaugural Auto forward flow agreement with Castlelake in November to purchase up to $500 million in Auto Loans, raising total capacity across forward flow partnerships and pass-throughs to ~$5.5 billion since the end of 2024. ● Closed second AAA-rated $300 million POSH revolving ABS transaction in November, underscoring demand and performance of our POS ABS shelf. Full Year 2025 Outlook FY25 Network Volume Expected to be between $10.5 billion and $10.75 billion Total Revenue and Other Income Expected to be between $1,300 million and $1,325 million Adjusted EBITDA Expected to be between $372 million and $382 million GAAP Net Income Expected to be between $72 million and $82 million Implied Fourth Quarter 2025 Outlook 4Q25 Network Volume Expected to be between $2.65 billion and $2.9 billion Total Revenue and Other Income Expected to be between $333 million and $358 million Adjusted EBITDA Expected to be between $99 million and $109 million GAAP Net Income Expected to be between $25 million and $35 million Webcast The Company will hold a webcast and conference call today, November 10, 2025, at 8:30 a.m. Eastern Time. A live webcast of the call will be available via the Investor Relations section of the Company’s website at investor.pagaya.com. To listen to the live webcast, please go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly before the call, the accompanying materials will be made available on the Company’s website. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website. The conference call can also be accessed by dialing 1-877-407-9208 or 1-201-493-6784 and providing conference ID PAGAYA. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID# 13756335. The telephone replay will be available starting shortly after the call until Monday, November 24, 2025. A replay will also be available on the Investor Relations website following the call.  About Pagaya Technologies

 Pagaya (NASDAQ: PGY) is a global technology company making life-changing financial products and services available to more people nationwide. By using machine learning, a vast data network and an AI-driven approach, Pagaya provides comprehensive consumer credit and residential real estate solutions for its partners, their customers, and investors. Its proprietary API and capital solutions integrate into its network of partners to deliver seamless user experiences and greater access to the mainstream economy. Pagaya has offices in New York and Tel Aviv. For more information, visit pagaya.com. Cautionary Note About Forward-Looking Statements This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “continue,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “future,” “strategy,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. All statements other than statements of historical fact are forward-looking statements, including statements regarding: The Company’s strategy and future operations, including the Company’s ability to continue to deliver consistent results for its lending partners and investors; the Company’s ability to continue to drive sustainable gains in profitability; the Company’s ability to achieve continued momentum in its business; the Company’s ability to maintain positive net cash flow; and the Company’s financial outlook for Network Volume, Total Revenue and Other Income, Net Income and Adjusted EBITDA for the fourth quarter and full year 2025. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and assumptions include factors relating to: the Company's ability to attract new partners and to retain and grow its relationships with existing partners to support the underlying investment needs for its securitizations and funds products; the need to maintain a consistently high level of trust in its brand; the concentration of a large percentage of its investment revenue with a small number of partners and platforms; its ability to sustain its revenue growth rate or the growth rate of its related key operating metrics; its ability to improve, operate and implement its technology, its existing funding arrangements for the Company and its affiliates that may not be renewed or replaced or its existing funding sources that may be unwilling or unable to provide funding to it on terms acceptable to it, or at all; the performance of loans facilitated through its model; changes in market interest rates; its securitizations, warehouse credit facility agreements; the impact on its business of general economic conditions, including, but not limited to rising interest rates, inflation, supply chain disruptions, exchange rate fluctuations and labor shortages; the effect of and uncertainties related to public health crises such as the COVID-19 pandemic (including any government responses thereto); geopolitical conflicts such as the war in Israel; its ability to realize the potential benefits of past or future acquisitions; anticipated benefits and savings from our recently announced reduction in workforce; changes in the political, legal and regulatory framework for AI technology, machine learning, financial institutions and consumer protection; the ability to maintain the listing of our securities on Nasdaq; the financial performance of its partners, and fluctuations in the U.S. consumer credit and housing market; its ability to grow effectively through strategic alliances; seasonal fluctuations in our revenue as a result of consumer spending and saving patterns; pending and future litigation, regulatory actions and/or compliance issues including with respect to the merger with EJF Acquisition Corp.; and other risks that are described in the Company’s Form 10-K filed on March 12, 2025 and subsequent filings with the U.S. Securities and Exchange Commission. These forward-looking statements reflect the Company's views with respect to future events as of the date hereof and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof, reflect the Company’s current beliefs and are based on information currently available as of the date they are made, and the Company assumes no obligation and does not intend to update these forward-looking statements. Financial Information; Non-GAAP Financial Measures Some of the unaudited financial information and data contained in this press release and Form 8-K, such as Fee Revenue Less Production Costs (“FRLPC”), Adjusted EBITDA and Adjusted Net Income, have not been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”). To supplement the unaudited consolidated financial statements prepared and presented in accordance with U.S. GAAP, management uses the non-GAAP financial measures FRLPC, Adjusted Net Income and Adjusted EBITDA to provide investors with additional information about our financial performance and to enhance the overall understanding of the results of operations by highlighting the results from ongoing operations and the underlying profitability of our business. Management believes these non-GAAP measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods. However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by U.S. GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, our unaudited consolidated financial statements prepared and presented in accordance with U.S. GAAP. To address these limitations, management provides a reconciliation of Adjusted Net Income and Adjusted EBITDA to net income (loss) attributable to Pagaya’s shareholders and FRLPC to operating income. Management encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view Adjusted Net Income and Adjusted EBITDA in conjunction with its respective related GAAP financial measures. Non-GAAP financial measures include the following items: Fee Revenue Less Production Costs (“FRLPC”) is defined as revenue from fees less production costs. Adjusted Net Income (Loss) is defined as net income (loss) attributable to Pagaya Technologies Ltd.’s shareholders excluding share-based compensation expense, change in fair value of warrant liability, change in fair value of contingent liability, impairment, including credit-related charges, restructuring expenses, transaction-related expenses, and non-recurring expenses associated with mergers and acquisitions and other one-time expenses. Adjusted EBITDA is defined as net income (loss) attributable to Pagaya Technologies Ltd.’s shareholders excluding share-based compensation expense, change in fair value of warrant liability, change in fair value of contingent liability, impairment, including credit-related charges, restructuring expenses, transaction-related expenses, non-recurring expenses associated with mergers and acquisitions and other one-time expenses, interest expense, depreciation expense, and income tax expense (benefit). These items are excluded from our Adjusted Net Income (Loss) and Adjusted EBITDA measures because they are noncash in nature, or because the amount and timing of these items is unpredictable, is not driven by core results of operations and renders comparisons with prior periods and competitors less meaningful. We believe FRLPC, Adjusted Net Income (Loss) and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Moreover, we have included FRLPC, Adjusted Net Income (Loss) and Adjusted EBITDA because these are key measurements used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting. However, this non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for or superior to financial information presented in accordance with U.S. GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. The tables below provide reconciliations of this non-GAAP financial information to its most directly comparable U.S. GAAP metric. In addition, Pagaya provides an outlook for the fourth quarter of 2025 and the fiscal year 2025 on a non-GAAP basis. The Company cannot reconcile its expected Adjusted EBITDA to expected Net Income Attributable to Pagaya under “Full-Year 2025 Financial Outlook” without unreasonable effort because certain items that impact net income (loss) and other reconciling items are out of the Company's control and/or cannot be reasonably predicted at this time, which unavailable information could have a significant impact on the Company’s U.S. GAAP financial results. Investors & Analysts Josh Fagen, CFA Head of Investor Relations & COO of Finance IR@pagaya.com Media & Press Emily Passer Head of PR & External Communications Press@pagaya.com

PAGAYA TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2025	2024	2025	2024
Revenue				
Revenue from fees	$ 339,887	$ 249,283	$ 940,305	$ 728,881
Other Income				
Interest income	14,918	8,735	33,333	24,672
Investment loss, net	(4,640)	(784)	(7,086)	(699)
Total Revenue and Other Income	350,165	257,234	966,552	752,854
Production costs	200,574	148,965	559,122	439,448
Technology, data and product development (1)	18,236	16,655	56,135	57,970
Sales and marketing (1)	14,453	11,440	43,707	35,028
General and administrative (1)	36,944	57,790	123,476	185,307
Total Costs and Operating Expenses	270,207	234,850	782,440	717,753
Operating Income	79,958	22,384	184,112	35,101
Gains and (losses) on investments in loans and securities	(19,557)	(77,594)	(62,832)	(154,001)
Other expense, net	(27,377)	(30,345)	(66,267)	(61,481)
Loss from extinguishment of debt	(24,961)	(200)	(25,457)	(200)
Income (Loss) Before Income Taxes	8,063	(85,755)	29,556	(180,581)
Income tax (benefit) expense	(15,210)	(11,524)	(12,772)	7,991
Net Income (Loss) Including Noncontrolling Interests	23,273	(74,231)	42,328	(188,572)
Less: Net income (loss) attributable to noncontrolling interests	728	(6,755)	(4,765)	(25,088)
Net Income (Loss) Attributable to Pagaya Technologies Ltd.	$ 22,545	$ (67,476)	$ 47,093	$(163,484)
Per share data:				
Net income (loss) attributable to Pagaya Technologies Ltd. shareholders	$ 22,545	$ (67,476)	$ 47,093	$(163,484)
Less: Undistributed earnings allocated to preferred shares	1,259	—	2,804	—
Net income (loss) attributable to Pagaya Technologies Ltd.'s ordinary shares	$ 21,286	$ (67,476)	$ 44,289	$(163,484)
Earnings (loss) per share attributable to Pagaya Technologies Ltd.'s ordinary shares:				
Basic	$ 0.27	$ (0.93)	$ 0.57	$ (2.35)
Diluted	$ 0.23	$ (0.93)	$ 0.55	$ (2.35)
Non-GAAP adjusted net income (2)	$ 92,754	$ 33,122	$ 196,567	$ 53,641
Non-GAAP adjusted net income per share:				
Basic	$ 1.18	$ 0.46	$ 2.55	$ 0.77
Diluted	$ 1.02	$ 0.44	$ 2.43	$ 0.75
Weighted average shares outstanding:				
Basic	78,539,137	72,728,667	77,086,125	69,619,813
Diluted	91,046,530	74,465,363	80,945,983	71,130,891

(1) The following table sets forth share-based compensation for the periods indicated below:

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2025	2024	2025	2024
Technology, data and product development	$ 1,243	$ 1,011	$ 3,666	$ 6,985
Sales and marketing	5,452	2,875	18,963	9,594
General and administrative	6,887	8,447	22,353	29,273
Total	$ 13,582	$ 12,333	$ 44,982	$ 45,852

(2) See "Reconciliation of Non-GAAP Financial Measures."

PAGAYA TECHNOLOGIES LTD. CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (In thousands) September 30, December 31, 2025 2024 Assets Cash and cash equivalents $ 218,314 $ 187,921 Restricted cash and cash equivalents 46,453 38,597 Fees receivables (1) 154,976 127,114 Investments in loans and securities (1) 887,736 778,409 Equity method and other investments 14,847 21,933 Right-of-use assets 32,166 36,876 Property, equipment and software, net 32,408 37,974 Goodwill 22,903 23,062 Intangible assets, net 9,091 12,821 Other assets 36,482 26,365 Total Assets $ 1,455,376 $ 1,291,072 Liabilities and Shareholders’ Equity Liabilities: Accounts payable $ 5,064 $ 6,992 Accrued expenses and other liabilities 48,598 45,362 Operating lease liabilities 34,958 37,064 Income taxes payable and other tax liabilities 25,977 41,217 Warrant liability 7,379 893 Secured borrowing 131,525 176,089 Exchangeable notes 148,148 146,342 Long-term debt 487,789 321,317 Total Liabilities 889,438 775,276 Redeemable convertible preferred shares 30,103 74,250 Shareholders’ equity: Ordinary shares — — Additional paid-in capital 1,380,535 1,282,022 Accumulated other comprehensive loss (45,290) (11,488) Accumulated deficit (896,950) (944,043) Total Pagaya Technologies Ltd. shareholders’ equity 438,295 326,491 Noncontrolling interests 97,540 115,055 Total shareholders’ equity 535,835 441,546 Total Liabilities, Redeemable Convertible Preferred Shares, and Shareholders’ Equity $ 1,455,376 $ 1,291,072 (1) Accrued interest receivable of $14.3 million, previously reported within “Fee and other receivables” as of December 31, 2024, has been reclassified to “Investment in loans and securities” to conform to the current period’s presentation.

PAGAYA TECHNOLOGIES LTD. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (In thousands) Nine Months Ended September 30, 2025 2024 Cash flows from operating activities Net income (loss) including noncontrolling interests $ 42,328 $ (188,572) Adjustments to reconcile net income (loss) to net cash used in operating activities: Equity method loss 7,086 699 Depreciation and amortization 22,951 20,475 Share-based compensation 44,982 45,852 Fair value adjustment to warrant liability 6,486 (358) (Gains) and losses on investments in loans and securities (1) 65,473 157,513 Amortization of deferred costs 8,250 2,065 Loss from extinguishment of debt 18,585 — Write-off of capitalized software and other assets 4,741 3,145 Loss on foreign exchange 1,092 4,178 Other non-cash items — 367 Change in operating assets and liabilities: Fees receivables (1) (28,178) (14,627) Accrued interest on investments (1) (28,467) (16,818) Right-of-use assets 4,598 1,462 Other assets 1,438 (8,213) Accounts payable 4,597 4,607 Accrued expenses and other liabilities 2,737 4,121 Operating lease liability (4,669) (441) Income taxes (15,207) 4,442 Net cash provided by operating activities 158,823 19,897 Cash flows from investing activities Proceeds from the sale/maturity/prepayment of: Investments in loans and securities (1) 178,196 104,465 Equity method and other investments — 31 Payments for the purchase of: Investments in loans and securities (361,070) (538,727) Property, equipment and software (10,816) (13,761) Equity method and other investments — (125) Other assets (16,000) — Acquisition of Theorem Technology, Inc., net of cash acquired 159 — Net cash used in investing activities (209,531) (448,117) Cash flows from financing activities Proceeds from sale of ordinary shares, net of issuance costs — 89,956 Proceeds from long-term debt 500,000 244,725 Proceeds from secured borrowing 263,484 254,895 Proceeds received from noncontrolling interests — 2,815 Proceeds from revolving credit facility — 59,000 Proceeds from exercise of stock options and stock purchase plan 6,545 3,160 Proceeds from issuance of ordinary shares from the Equity Financing Purchase Agreement — 11,865 Distributions made to noncontrolling interests (11,972) (7,892) Payments made to revolving credit facility — (134,000) Payments made to secured borrowing (310,844) (117,883) Payments made to long-term debt (347,643) (9,563) Payments for debt issuance costs (12,660) (7,974) Payments for deferred offering costs — (1,198) Net cash provided by financing activities 86,910 387,906 Effect of exchange rate changes on cash and cash equivalents, and restricted cash and cash equivalents 2,047 (1,180) Net increase (decrease) in cash and cash equivalents, and restricted cash and cash equivalents 38,249 (41,494) Cash and cash equivalents, and restricted cash and cash equivalents, beginning of period 226,518 222,541

Cash and cash equivalents, and restricted cash and cash equivalents, end of period $ 264,767 $ 181,047 (1) Accrued interest receivable previously reported within “Fee and other receivables” in the prior period has been reclassified to “Investment in loans and securities” to conform to the current period’s presentation.

PAGAYA TECHNOLOGIES LTD. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED) ($ in thousands, unless otherwise noted) Three Months Ended September 30, Nine Months Ended September 30, 2025 2024 2025 2024 Net Income (Loss) Attributable to Pagaya Technologies Ltd. $ 22,545 $ (67,476) $ 47,093 $ (163,484) Adjusted to exclude the following: Share-based compensation 13,582 12,333 44,982 45,852 Fair value adjustment to contingent liability (418) — (5,807) — Fair value adjustment to warrant liability 4,908 1,213 6,486 (358) Impairment loss on certain investments, net 18,606 81,827 61,204 159,489 Write-off of capitalized software and other assets 2,817 584 4,741 3,145 Restructuring expenses 167 38 1,392 3,583 Transaction-related expenses — 1,072 23 1,607 Non-recurring expenses 30,547 3,531 36,453 3,807 Adjusted Net Income $ 92,754 $ 33,122 $ 196,567 $ 53,641 Adjusted to exclude the following: Interest expenses 21,858 27,371 66,158 64,098 Income tax (benefit) expense (15,210) (11,524) (12,772) 7,991 Depreciation and amortization 7,636 7,116 22,951 20,475 Adjusted EBITDA $ 107,038 $ 56,085 $ 272,904 $ 146,205 Three Months Ended September 30, Nine Months Ended September 30, 2025 2024 2025 2024 Operating Income $ 79,958 $ 22,384 $ 184,112 $ 35,101 Add: Technology, data and product development 18,236 16,655 56,135 57,970 Add: Sales and marketing 14,453 11,440 43,707 35,028 Add: General and administrative 36,944 57,790 123,476 185,307 Less: Interest income 14,918 8,735 33,333 24,672 Less: Investment loss, net (4,640) (784) (7,086) (699) Fee Revenue Less Production Costs (FRLPC) $ 139,313 $ 100,318 $ 381,183 $ 289,433 Network Volume (in millions) 2,802 2,351 7,850 7,101 Fee Revenue Less Production Costs % (FRLPC %) 5.0% 4.3% 4.9% 4.1%